                                                                     EXHIBIT 1.6

                               November 23, 1998



Medeva Pharmaceuticals, Inc.
755 Jefferson Road
Rochester, NY  14623

Medeva PLC
10 St. James's Street
London SW1EF
England

     RE: COMMON STOCK PURCHASE AGREEMENT (THE "AGREEMENT") DATED AS OF NOVEMBER 23, 1998 AMONG TARGETED GENETICS CORPORATION (THE "COMPANY"), MEDEVA PHARMACEUTICALS, INC. ("INVESTOR"), AND MEDEVA PLC ("PARENT")

Gentlemen:

     We understand that you wish to amend the Agreement to provide for the purchase of Common Stock by Parent at the initial closing. We agree as follows:

1. With respect to the initial purchase and sale of the Company's common stock under the Agreement, Investor hereby assigns to Parent all of Investor's rights and obligations under the Agreement.

2. With respect to the initial purchase and sale of the Company's common stock under the Agreement, Parent shall have and shall perform all of Investor's rights and obligations under the Agreement.

3. All other terms and conditions of the Agreement are hereby confirmed and shall continue in full force and effect.
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November 23, 1998
Page 2

     Please confirm your agreement with the foregoing by signing a copy of this letter in the space provided below and returning it to the undersigned.

                              TARGETED GENETICS CORPORATION,



                              By:   /s/ James A. Johnson
                                    --------------------
                              Name:  James A. Johnson
                              Its:  Vice President, Finance


     Agreed to and accepted this 23rd day of November, 1998.


     MEDEVA PHARMACEUTICALS, INC.

     By:       /s/ Mark Glyn Hardy
               -------------------
     Name:  Mark Glyn Hardy
            ---------------
     Its:       Assistant Secretary
                -------------------



     MEDEVA PLC

     By:       /s/ John Murphy
               ---------------
     Name:  John Murphy
            -----------
     Its:       Company Secretary
                -----------------

SMG:smg